EXHIBIT TO FORM NSAR
Question 77(C)


Registrant Name: ATC Funds, Inc.
File No.: 811-08617
Registrant CIK No.: 0001053115



Sub-item:

QUESTION 77(C)
Matters submitted to a vote by security holders.

The following matter, together with the results of voting, were submitted to a vote of shareholders at a special meeting of shareholders held on November 26, 2002.



PROPOSAL:
To approve a plan of liquidation and termination providing for the liquidation of the relevant Fund

RESULTS OF SHAREHOLDER VOTE:
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


                  THE AQUARION FUND                     THE ATHENEUM FUND                    THE ATC FUNDS, INC.

FOR              1,063,209.361 shares    FOR           289,931.976   shares  FOR           1,353,141.337 shares or
                 or 96.1%                              or 99.1%                            96.75%

AGAINST          0 shares or 0.00%       AGAINST       0 shares or 0.00%     AGAINST       0 shares or 0.00%

ABSTAIN          0 shares or 0.00%       ABSTAIN       0 shares or 0.00%     ABSTAIN       0 shares or 0.00%
